                                                                   EXHIBIT 10.25

                                     LEASE


     THIS AGREEMENT (hereinafter "Lease") made and entered this 5th day of December, 1997, by and between THE HILTON COMPANY, a Florida partnership, (hereinafter "Lessor") with its principal place of business at P.O. Call Box 2462, Panama City, Florida 32402, and KNOLOGY OF PANAMA CITY, INC., a Florida corporation, (hereinafter "Lessee") with its principal place of business at 13200 Panama City Beach Parkway, Panama City Beach, Florida 32407;

     WITNESSETH THAT:

     WHEREAS, THE HILTON COMPANY is the owner of the following described real estate in Bay County, Florida, to-wit:

                        13200 Panama City Beach Parkway
                          Panama City Beach, FL 32407

                See Exhibit A for legal description of property.


     Together with the buildings and all other improvements located on said real estate, used in connection with a cable television company, and

     WHEREAS, THE HILTON COMPANY desires to lease the land, buildings, and all other improvements on the terms and conditions set forth below:

     NOW, THEREFORE, for and in consideration of the mutual covenants and conditions herein expressed, the parties agree as follows:

                             1.  PROPERTY AND TERM

     Section 1.1 - Leased Premises: Lessor hereby leases to the Lessee the above-described real property in Bay County, Florida, together with the buildings and all other improvements located on said property and heretofore used in connection with a cable television company, all of which is sometimes





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hereinafter referred to as the "Leased Premises".  Lessee has inspected the property and finds it suitable for its intended purpose.

     Section 1.2 - Term: The term of this Lease shall begin December 5, 1997 (the "Commencement Date") and extend through November 30, 2012, or until otherwise terminated in accordance upon this Lease.

             2.  CONDITION OF PROPERTY LEASED, REPAIRS DURING TERM

     Section 2.1 - Lessee's Obligation: Lessee finds that said property is in good and substantial repair and agrees to maintain all of the Leased Property in good and substantial repair, and in a clean, neat and orderly condition, ordinary wear and tear excepted. Lessee shall at its own expense make all necessary repairs and/or replacements necessary to maintain the property in the same or better condition as presently exists and all such repairs and/or replacements shall be in quality and class at least equal to the original work. No earlier than thirty (30) days after giving Lessee written notice of Lessee's default in making such repairs or replacements, or in maintaining the Leased Premises in a clean, neat, and orderly condition, Lessor may, but shall not be required to, make such repairs and replacements, and do whatever is reasonably necessary to restore the Leased Premises to a clean, neat and orderly condition on Lessee's account, and the expense thereof shall constitute and be collectible as additional rent. The last mentioned remedy shall be in addition to all other remedies available to the Lessor in the event of breach of the Lessee of any covenant or condition of this Lease.

     The necessity or inadequacy of repairs to the Lease Premises shall be measured by the standard which is appropriate for improvements of similar age construction and class. Lessor shall not be required to furnish any services or facilities, or to make any repairs of alterations in or to the Leased Premises. Lessee hereby assumes full and sole responsibility for the condition, operation, repair,





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replacement, and management of the Leased Premises.

     Section 2.2 - Interest of Lessor Not Subject to Liens for Improvements Made by Lessee: The Leased Premises and interest of the Lessor or any mortgagee in the Leased Premises shall not be subject to liens for improvements made by Lessee, and neither Lessor nor mortgagee, if any, nor Lessor's interest in the subject property shall in any way be liable for any such repairs made by Lessee. In the event any claim of lien is filed on the Leased Premises for repairs or other work done at the instance of Lessee, the latter will cause the same to be removed within fifteen (15) days after the said lien shall have been filed.

     Section 2.3 - Responsibility for Complying With Laws: Lessee assumes all duties, responsibilities, and liabilities for maintaining the Leased Premises in such a way as to comply with all requirements as hereinafter defined, which become applicable to the Leased Premises on or after the Commencement Date. Lessor represents and warrants that the Leased Premises shall comply with all requirements applicable to the Leased Premises as of the Commencement Date. Notwithstanding Lessee's obligations under Section 8.1 hereof, Lessor shall, throughout the term of this Lease, at its own cost and expense, promptly take such actions as are required to correct any non-compliance existing in the Leased Premises prior to the Commencement Date upon receiving notice or becoming aware of such non-compliance .

                                 3.  UTILITIES

     Section 3.1: From and after the date Lessee assumes possession of the Leased Premises, but no earlier than the Commencement Date, irrespective of whether Lessee shall be open for business in the Leased Premises, Lessee agrees to pay for all utility services rendered or furnished to the Leased Premises after such date, including, without limitation, heat, water, gas, electricity, sewer rental,





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sewage treatment facilities, together with all taxes levied or other charges on such utilities and governmental charges based on utility consumption.

                          4.  USE OF DEMISED PREMISES

     Section 4.1 - Use: Lessee agrees that the Leased Premises may be used for any lawful purpose which does not interfere with the Leased Premises being ultimately used for its intended purpose as a cable television headend, warehouse, office and related facilities or any ancillary or related purpose thereto. It is understood and agreed that it shall be the Lessee's sole responsibility and expense to maintain all necessary licenses and permits in connection with the operation of any business of the Lessee.

     Lessee agrees to use, maintain and occupy the Leased Premises in a careful, safe and proper manner as required by the terms hereof and not to commit waste therein.

     Lessee further agrees:

     (a) Not to permit the Leased Premises to be used in any way which will injure the reputation of same, or be a nuisance, annoyance, inconvenience, or damage to adjoining property holders;

     (b) To cause all trash, refuse and waste materials to be regularly removed from the Leased Premises;

     (c) Not to use, occupy, suffer or permit any use of the Leased Premises which would violate any law, ordinance or regulation, constitute an extra hazardous use, or violate, suspend or void any policy or policies of insurance of Lessee.

     (d)         To conform to any fire protection recommendations made.

                                   5.  RENTAL





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     Section 5.1 - Fixed Monthly Rent: Lessee shall pay to Lessor the rental of
Five Thousand One Hundred Forty-Six Dollars ($5,146.00) per month for the
Leased Premises ("Base Rent") plus sales tax and other taxes and payments as set out in this agreement for the first five (5) years of the term. During the second five (5) years of the term, the Base Rent shall be increased by the percentage of increase (if any) in the U.S. Department of Labor Consumer Price Index during the previous five (5) years of the term. Likewise, the Base Rent for the third five (5) years of the term shall be increased by the percentage of increase (if any) in the U.S. Department of Labor Consumer Price Index during the previous five (5) years of the term. This Bureau of Labor
Statistics Index was 161.2 for September 1997 for all urban consumers.

     Each month's Base Rent plus any additional rent is payable in advance and without demand on or before the tenth (10th) of the month during which it is due. Lessee covenants and agrees to pay Base Rent and to perform each and every other covenant and condition under this lease. All rental payments will be made to THE HILTON COMPANY, at P.O. Call Box 2462, Panama City, Florida 32402, or such other person or places as Lessor may from time to time designate in writing. All of said payments shall be made without any set off or deduction whatsoever, and shall be made without further notice or demand and without abatement, deduction or set off. In addition to the Base Rent as herein provided, all taxes (excise, sales, use, etc.) levied or assessed upon the Base Rent of the Leased Premises shall be paid by Lessee, if not billed directly to Lessee in the month that they become due, simultaneously with the payment of each month's Base Rent. All occupational, special, license fees, franchise fees, or the like will also be paid by Lessee, as well as all real and/or personal property taxes assessed upon the Leased Premises. Real property taxes are to be pro rated from January 1, 1998, with Lessor paying all taxes accruing prior thereto and Lessee paying all taxes accruing on or subsequent





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to that date.

     Section 5.2 - All Obligations of Lessee Considered Additional Rent: All taxes, charges, costs, and expenses which Lessee is required to pay hereunder, together with all interest and penalties that may accrue thereon in the event of Lessee's failure to pay such amounts, and all damages, costs, and expenses which the Lessor may incur by reason of any default of the Lessee or failure on the Lessee's part to comply with the terms of this Lease, shall be deemed to be ("Additional Rent") and, in the event of non-payment by the Lessee, the Lessor shall have the rights and remedies with respect thereto as the Lessor has for the non-payment of Base Rent.

            6.  ADDITIONS, ALTERATIONS, AND PROPERTY ON THE PREMISES

     Section 6.1 - Property on the Leased Premises: The buildings, fixtures and all repairs, additions and replacements thereof shall be and remain the property of the Lessor throughout and subsequent to the term of this Lease. However, the Lessee shall have the right to maintain on the premises its existing tower, antennas, equipment, furniture, furnishings, other personal property, replacements, and additions thereto, and remove the same from the property at the expiration of the term, provided that:

     (a) All rents are paid in full and Lessee is not otherwise in Default; and

     (b) All damage to the Leased Premises or to the adjoining property is immediately repaired. If Lessee fails to immediately commence such removal and restoration and diligently prosecute the same, Lessor may, at its option, deem said property abandoned and the same shall become the property of Lessor without any payment or off set therefor.

     Lessee agrees that all property of every kind or description which may at any time be in or on the Leased Premises, shall be at Lessee's sole risk, or at the risk of those claiming under Lessee; and Lessor shall not be liable for any damage to said property or loss suffered by Lessee's business resulting





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from any cause whatsoever.

                                     TAXES

     Section 7.1 - Lessee's Obligation: Lessee shall pay all taxes of every kind and description including property taxes, license fees, occupational taxes, excise taxes, and all other governmental impositions and charges of every kind and nature whatsoever which may, during the term of this Lease, be charged, levied, laid, assessed, imposed, or otherwise become due and payable as a result of the operation of any business on said Leased Premises or as a result of the payment of rent pursuant hereto or as a result of such taxes being assessed against the real property.

     Section 7.2: Lessee shall have the right to contest any such tax by legal proceedings or in any other manner they may deem suitable. However, notwithstanding the foregoing, Lessee shall promptly pay all such taxes if at any time the Leased Premises or any part thereof shall then be immediately subject to forfeiture, or if Lessor shall be subject to any criminal liability, arising out of a non-payment thereof.

     Section 7.3 - Payment of Taxes by Lessee Considered Additional Rent: The payment of all taxes by Lessee required hereby shall be considered Additional Rent.

                      8.  REQUIREMENTS OF PUBLIC AUTHORITY

     Section 8.1: During the term of this Lease, Lessee shall, at the Lessee's own cost and expense, promptly observe and comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations of the Federal, State, county and city governments, and of all other governmental authorities (collectively "Requirements") affecting the Leased Premises or appurtenances thereto or any part thereof, and Lessee shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands, including reasonable counsel fees that may in any manner arise out of





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or be imposed because of the failure of Lessee to comply with the covenants of this Article 8.

                                 9.  INDEMNITY

     Section 9.1: Lessee shall indemnify and save harmless Lessor from and against any and all liability, damage, penalty or judgment arising from injury to person or property sustained by anyone in and about the Leased Premises resulting from any act or acts of omission or omissions of Lessee or Lessee's officers, agents, servants, employees, contractors, or sublessees and not due in whole or in part to any act or omission of Landlord. Lessee shall, at its own cost and expense, defend any and all suits or action (just or unjust) which may be brought against Lessor or in which Lessor may be impleaded with others upon any such above mentioned matter, claim or claims except as may result from the acts set forth in 9.2 below.

     Section 9.2: - Lessor shall not be responsible or liable for any damage or injury to any property, fixtures, buildings or other improvements or to any person or persons, at any time on the Leased Premises, including any damage or injury to Lessee or to any of Lessee's officers, agents, servants, employees, contractors, customers, or other invitees.

                                 10.  INSURANCE

     Section 10.1 - Liability Insurance: Lessee shall provide at its expense and keep in force during the term of this Lease, general liability insurance in a good and solvent company or companies, licensed to do business in the State of Florida, selected by Lessee, and reasonably satisfactory to Lessor, in the amount of at least Five Million Dollars ($5,000,000.00) with respect to injury or death of any one person, and Five Million Dollars ($5,000,000.00) with respect to injury or death to more than one person in any one accident or occurrence, and Five Million Dollars ($5,000,000.00) with respect to damage to property. Such policy or policies shall include the Lessor and any mortgagee of Lessor as





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assureds.

     Section 10.2 - Property Insurance: During the term of this Lease, the Lessee shall keep all buildings and improvements erected upon the Leased Premises at any time insured for the benefit of Lessor, any mortgagee of the property, and Lessee as their respective interests may appear, against loss or damage by fire, or other casualty, in the broadest form of extended coverage insurance available in an amount adequate at all times during the term of the Lease to replace the said buildings and other improvements, or the maximum insurable value of said buildings and other improvements, whichever is less. Lessee shall secure appropriate acknowledgment from such insurer that such coverage has been written in an amount necessary to avoid the effect of any co-insurance provision of the applicable policies.

     Section 10.3 - Evidence of Insurance: Prior to the beginning of the term, and thereafter at least fifteen ( 15) days prior to the expiration of any such policy, a certificate evidencing that all policies required hereby to be furnished by the Lessee have been furnished, together with evidence of payment therefore shall be delivered to the Lessor. All insurance policies required hereby shall contain an endorsement providing that said insurance may not be canceled or amended with respect to Lessor or any mortgagee of said property, except upon ten (10) days notice to Lessor and any mortgagee of Lessor, by the insurance company; and that Lessee shall be solely responsible for payment of premiums for such insurance; and expressly waives any right of subrogation by the insurance company against Lessor, provided that any additional charge for such waiver of subrogation shall be paid by Lessor upon Lessee's request. In the event Lessee fails to furnish such insurance, Lessor may, after notice and cure periods, obtain same and the premiums shall be deemed Additional Rent to be paid by Lessee upon Lessor's demand.





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     Section 10.4 - Disposition of Proceeds of Insurance: The proceeds of any property insurance relating to said buildings which is required hereby shall at the option of the Lessor, be either escrowed with a bank in Bay County for payment to the respective parties and mortgagees as their interest may appear, or be used to repair or restore the Leased Premises. In the event Lessor does not repair or rebuild the damaged portions of the Leased Premises with reasonable promptness after payment of said fire or other casualty loss proceeds, but in any event no later than thirty (30) days thereafter and the damage from such casualty renders all or part of the Leased Premises no longer suitable for the use noted in 4.1 above, then, at the election of either party by written notice delivered within then (10) days after the expiration of such thirty (30) day period, this Lease will terminate, effective as of the date of the casualty, and be of no further force and effect. In the event such repairs are made within thirty (30) days after said casualty, or if not made and neither party terminates this Lease, the Lease shall continue in full force and effect and Lessor shall use good faith diligent efforts to restore the Leased Premises. However, during such repairs, rent shall abate to the extent that such building is not reasonably usable for said purpose.

                              11.  QUIET ENJOYMENT

     Section 11.1: Lessee, upon paying the Base Rent and Additional Rent and all other sums and charges to be paid by it as herein provided, and observing and keeping all covenants, warranties, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Leased Premises during the term of this Lease.

                                 12.  DEFAULTS

     Section 12.1 - Events of Default: It shall be deemed an "Event of Default" in the event any one or more of the following events shall have occurred and shall not have been remedied as herein





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provided:

     (a) Lessee's failure to pay any installment of basic rent or additional rent when the same shall become due and payable and the continuance of such failure for a period of more than ten (10) days after receipt of written notice of such failure to Lessee; or

     (b) Lessee's failure to perform any of the other covenants, conditions and agreements herein contained on Lessee's part to be kept or performed and the continuance of such failure without curing of same for a period of more than thirty (30) days after written notice thereof to Lessee, provided, however, that if the cause for giving such written notice involved matters reasonably requiring a longer period of time than the period of such notice within which to comply therewith, Lessee shall be deemed to have complied with such notice, so long as they have commenced to comply within the period set forth therein, and are diligently prosecuting compliance, and have taken proper steps or proceedings under the circumstances to prevent the seizure; destruction, alteration or other interference with the premises by reason of non-compliance with the requirements of any law, ordinance, rules, regulations, or directions of any governmental authority as the case may be; or

     (c) If at any time after the Commencement Date there shall be filed by or against Lessee in any court pursuant to any statute of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Lessee's property, or if Lessee makes an assignment by operation of law, or if Lessee makes application to Lessee's creditors to settle or compound or extend the time for payment of Lessee's obligations, or if any execution or attachment shall be levied upon any of Lessee's property, or the Leased Premises are taken or occupied or attempted to be taken or occupied by someone other than Lessee.





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     Section 12.2 - Remedies in Event of Default:  Upon the occurrence of an event of Default by the Lessee as defined in 12.1 (a) and (b), and the failure of the Lessee to cure within the time allowed therein, Lessor shall have the option to:

     (a) Terminate this Lease, resume possession of the property for their own account, and recover immediately from Lessee jointly and severally, the difference between the Base Rent specified in the Lease and the fair rental value of the property for the remainder of the term, reduced to present worth using a discount interest rate equal to the prime rate then being charged by AmSouth Bank.

     (b) Resume possession and release or rent the property for the remainder of the term for the account of the Lessee and recover from the Lessee, at the end of the term or at the time each payment of rent comes due under this Lease, as the Lessor may choose, the difference between the rent specified in the Lease and the rent received on the re-leasing or renting.

     (c) Advance any money, make any repairs, or cause to be done any other thing which Lessee has failed to do (other than the payment of Base Rent) and recover all monies expended in so doing from the Lessee, together with interest at a rate of ten percent (10%) per annum thereon.

     (d)         Pursue any other remedy elsewhere specified in this Lease.

     (e) Pursue any remedy available to Lessor at law or equity according to the laws of the State of Florida.

     (f)         Pursue any combination of the above listed remedies.

     Section 12.3:  Upon the occurrence of an Event of Default, as defined by
12.1 (c), Lessor shall have all of the remedies available to the Lessor for default, as defined by 12.1 (a) and (b), and in addition the parties agree that this Lease shall automatically terminate, and neither Lessee nor any persons claiming through or under Lessee or by virtue of any Statute or of an order of any court shall





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be entitled to possession of the Leased Premises.

     Section 12.4 - Waivers: Failure of Lessor or Lessee to complain of any act or omission on the part of the other party no matter how long the same may continue shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by Lessor or Lessee at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. No acceptance by Lessor of any partial payment shall constitute an accord or satisfaction but shall only be deemed a part payment on account.

     Section 12.5 - Lessor's Expenses: If there is an Event of Default hereunder, and if Lessor shall deem it necessary to engage attorneys to enforce Lessor's rights hereunder, the determination of such necessity to be in the reasonable discretion of Lessor, Lessee shall reimburse Lessor for the reasonable expenses incurred hereby, including, but not limited to, court costs and reasonable attorney's fees. If Lessee's rights hereunder are not terminated, the amount of such expenses shall be deemed to be additional rent hereunder and shall forthwith be due and payable to Lessor by Lessee. Notwithstanding Lessor's remedies described in Section 12.2 and 12.3 above, Lessor shall use its best efforts to mitigate its damages upon the occurrence of an Event of Default.

                                 13.  MEDIATION

     Section 13.1: All claims, disputes, and other matters in question arising out of or relating to the Lessee's obligation to repair and maintain the Leased premises, and the extent of any damages owed by the Lessee as a result of failing to perform such repairs and maintenance (including any set offs against the security deposit) shall be mediated by the parties prior to the institution of any judicial proceeding. If one party to this contract requests mediation, the other party must attend mediation





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within 30 days of the request being made.

                      14.  MISCELLANEOUS OTHER PROVISIONS

     Section 14.1 - Exoneration of Lessor from Personal Liability: If Lessor, or any successor in interest, shall be an individual, receiver, joint venture, tenancy in common, firm or partnership, general or limited, there shall be no personal liability on such individual or on the members of such joint venture, tenancy in common, firm or partnership in respect to any of the agreements of this Lease. Lessee shall look solely to the equity of Lessor in the premises and the rents, issues and profits derived therefrom for the satisfaction of the remedies of Lessee in the event of a breach by Lessor. Lessee shall in the event of the sale or assignment of Lessor's interest in the premises, or in the event of any proceedings brought for the foreclosure of or in the event of the exercise of the power of sale under any mortgage covering the Leased Premises, attorn to recognize such purchaser or mortgagee as Lessor under this Lease, and in any such events, Lessor herein shall not thereafter be liable on this Lease.

     Section 14.2 - Assignment and Subletting: Lessee agrees not to assign this Lease or to sublet the whole or any part of the premises, or to permit any other persons to occupy same without prior written consent of Lessor, which consent shall not be unreasonably withheld, continued, or delayed; provided, however, Lessor's consent shall not be required for any transfer of Lessee's interest to any affiliate or subsidiary of Lessee or in connection with any merger. Any subletting, even with Lessor's consent, shall not relieve Lessee from liability for payment of rent or from the obligation to keep and be bound by the agreements of this Lease. The acceptance of rent from any other persons shall not be deemed to be a waiver of any of the provisions of this Lease or to be consent to the assignment for the benefit of creditors or by operation of law and shall not be effective to transfer any rights to any assignee without the prior written consent of Lessor. Lessee may permit a portion of the Leased





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Premises to be occupied by any agent or employee of third party contractors who are performing services under contract for Lessee, and such occupancy may be accomplished without notice to or approval from Lessor.

     Section 14.3 - Force Majeure: In the event that Lessor or Lessee shall be delayed, hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, the act, failure to act, or default of the other party, war or other reason beyond their control, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

     Section 14.4 - Partial Condemnation or Taking: In the event of the condemnation or other taking of a portion of the Leased Premises not to exceed fifty percent (50%) of the rentable square feet in the of space in the Leased Premises, the Lease shall not be terminated, but Lessor shall, at the Lessor's sole cost and expense, promptly following receipt of the awards or proceeds received from the applicable governmental authority in connection with such condemnation or other taking, commence and diligently pursue to completion such restoration work as is required to enable the balance of the Leased Premises not taken to be occupied by Lessee for the use permitted by Section 4.1. As of the date of the taking, the Base Rent shall be adjusted downward proportionately to the loss of rentable square feet of area to the taking. Notwithstanding the foregoing, in the event that such taking results in the loss of more than fifty percent (50%) of the rentable square feet in the Leased Premises, either Lessor or Lessee may by written notice give no later than ten
(10) days after the date of the taking, elect to terminate the Lease effective on the date of the condemnation or taking. In the





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event of a partial taking that does not result in termination of the Lease, if such taking of a portion of the Leased Premises results in Lessee's determination that an additional portion of the Leased Premises is thereby rendered unusable to Lessee, such determination being made in the exercise of commercially reasonable judgment, and Lessee actually ceases to use such additional portion of the Leased Premises during the time that Lessor's restoration work is ongoing, then Lessee shall be entitled to an equitable abatement of Base Rent and Additional Rent with respect to such unusable portion of the Leased Premises until the date upon which Lessor's restoration work or if Lessor in fact has not substantially completed the restoration work within two hundred seventy (270) days after the effective date of the taking, then Lessee may elect to terminate the Lease by providing written notice of such election to Lessor within ten ( 10) days following the date upon which Lessor informs Lessee of such matters.

     Section 14.5 - Notices: Every notice, approval, consent or other communication authorized or required by this Lease shall not be effective unless same shall be in writing and sent postage prepaid by United States registered or certified mail, return receipt requested, or by hand delivery or any overnight mail service directed to the other party at its address listed below, or such other address as either party may designate by notice given from time to time in accordance with this paragraph 14.5. Notices shall only be effective upon receipt. In lieu thereof, notice may be made by authorized process server in the same manna as required by legal service of process, and notice shall be effective upon service. The rent payable by Lessee hereunder shall be paid to Lessor at the same place where a notice to Lessor is herein required to be directed.

     Lessor:  THE HILTON COMPANY, P.O. Call Box 2462, Panama City, Florida 32402

     Lessee:  KNOLOGY OF PANAMA CITY, INC., 13200 Panama City Beach
                Parkway, Panama City Beach, Florida 32407





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     Section 14.6 - Certificates: Either party shall, without charge, at any time and from time to time hereafter, within fifteen (15) days after written request of the other, certify by written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any other person, firm or corporation specified in such request:
(a) as to whether this Lease has been supplemented or amended, and if so, the substance and manna of such supplement or amendment; (b) as to the validity and force and effect of this Lease, in accordance with its tenor as then constituted; (c) as to the existence of any default thereunder; (d) as to the existence of any off sets, counterclaims or defenses thereto on the part of such other party; and (e) as to the commencement and expiration dates of the term of this Lease. Any such certificate may be relied upon by the party requesting it and the contents of such certificate shall be binding on the party executing same.

     Section 14.7 - Governing Law: This Lease and the performance thereof shall be governed, interpreted, construed and regulated by the laws of the State of Florida, and the parties hereby submit to the jurisdiction of the State courts of Bay County, Florida, for any and all matters relating to this Lease, and specifically waive the jurisdiction of the federal courts and specifically waive any right to jury trial.

     Section 14.8 - Partial Invalidity: If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     Section 14.9 - Recordation Not Permitted: In no event shall this Lease or any memorandum





                                Lease - Page 17
hereof be recorded in the official or public records where the property is located, and any such recordation or attempted recordation shall constitute a default under this Lease by the party responsible for such recordation or attempted recordation, if the other party desires to constitute such as an event of default.

     Section 14.10 - Interpretation: Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the content shall require. The sections and headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. The terms "Lessor" and "Lessee" whenever used herein shall mean not only the parties who execute this Lease, but upon any sale or assignment not prohibited by the terms hereof (or which may occur with the consent of the party entitled to enforce such prohibition), then the respective successors in interest and/or such assigns shall during the term of ownership of their respective estates herein, be deemed to be Lessor or Lessee as the case may be.

     Section 14.11 - Lessor's Access to Premises: Lessee agrees to permit Lessor or Lessor's agents to inspect or examine the Leased Premises at any reasonable time acceptable to Lessee on not less than three (3) business days notice, and to permit Lessor to make such repairs to the building, of which the Leased Premises are a part, that Lessor may deem desirable or necessary for its preservation and which Lessee has not covenanted herein to do or has failed so to do after the notice and cure period set forth in Section 2.1.

     Section 14.12 - Surrender of Premises and Holding Over: Lessee agrees to deliver up and surrender to Lessor the possession of the Leased Premises upon the expiration of this Lease, or its





                                Lease - Page 18
earlier termination as herein provided, in as good condition and repair as the same shall be at the commencement of the term. If Lessee shall remain in possession of all or any part of the premises after the expiration of the term or fail to completely remove its property, then Lessee shall be deemed a tenant of the premises from month to month at the same rental and subject to all of the terms and provisions hereof, except only as to the term.

     Section 14.13 - Relationship of Parties: Nothing in this Lease shall be deemed or construed so as to create the relationship of principal and agent, partnership, joint venture or of any association whatsoever between the parties, it being agreed that neither the computation of rent nor any other provisions in this Lease, nor any acts of the parties shall be deemed to create any relationship between the parties other than the relationship of landlord and tenant.

     The words "Lessor" and "Lessee" shall be deemed and taken to mean each party named as Lessor and/or Lessee set forth at the beginning of this Lease, and if there shall be more than one, any Notice required or permitted by this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to either party shall be deemed a proper reference even though such party may be an individual, a partnership, a corporation, or a group of two or more of any of the same. In order to make the provisions of this Lease apply in the plural tense where there is more than one as aforesaid, and apply to either corporations, partnerships, or individuals, males or females, the necessary grammatical changes required shall in all instances be assumed as though in each case fully expressed.

     Section 14.14A - Entire Agreement and Provisions Binding: This Lease and any attached and incorporated item, set forth all the covenants, promises, agreements, conditions and understandings between the parties concerning this Lease and the Leased Premises, and there are no covenants,





                                Lease - Page 19
promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon the parties unless reduced to writing and signed by them.

     Section 14.14B - Operating Lease: The parties intend that this Lease shall be treated as an operating lease, and agree that the parties will make all efforts to restructure this Lease as an operating lease in the event this lease is deemed to be a capital lease. The parties further agree that the Lessor shall be made whole in the event of such restructuring.

     Except as herein otherwise expressly provided, the terms and provisions hereof shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns, respectively, of the parties. Each agreement, term and provision of this Lease to be performed by the parties shall be construed to be both a covenant and a condition. Any reference in this Lease to successors and assigns of Lessee is not intended to constitute a consent to assignment by Lessee, but has reference only to those instances in which Lessor may have given written consent to a particular assignment.

Signed and Sealed in
the Presence of:

     /s/ Allan G. Bense                   THE HILTON COMPANY
------------------------------------

         Allan G. Bense
------------------------------------
(Witness Sign & Print Name)               By:  /s/ L. Charles Hilton, Jr.
                                              ---------------------------------

     /s/ J. Kirk Hancock                  Its:           General Partner
------------------------------------           --------------------------------

         J. Kirk Hancock
------------------------------------
(Witness Sign &: Print Name)

     /s/ Allan G. Bense                   KNOLOGY OF PANAMA CITY, INC.
------------------------------------

         Allan G. Bense
------------------------------------
(Witness Sign & Print Name)               By:  /s/ Felix L. Boccucci, Jr.
                                              ---------------------------------
     /s/ J. Kirk Hancock                  Its:          Asst. Secretary
------------------------------------           --------------------------------

        J. Kirk Hancock
------------------------------------
(Witness Sign & Print Name)





                                Lease - Page 20

STATE OF VIRGINIA.
COUNTY OF FAIRFAX


     The foregoing instrument was acknowledged before me this 5th day of December, 1997, by L. Charles Hilton, Jr. as General Partner of THE HILTON COMPANY who is personally known to me or who has produced his driver's license as identification and who did (did not) take an oath.

                                    SEAL

                                     /s/ Lisa E. Mossor
                                    ------------------------------------------
                                    NOTARY PUBLIC
                                    Printed:  Lisa E. Mossor
                                    My Commission Expires December 31, 2000



STATE OF VIRGINIA
COUNTY OF FAIRFAX


                 The foregoing instrument was acknowledged before me this 5th day of December, 1997 by Felix L. Boccucci, Jr. as Asst. Secretary of KNOLOGY OF PANAMA CITY, INC. who is personally known to me or who has produced his driver's license as identification and who did (did not) take an oath.


                                    SEAL

                                     /s/ Lisa E. Mossor
                                    ------------------------------------------
                                    NOTARY PUBLIC
                                    Printed:  Lisa E. Mossor
                                    My Commission Expires December 31, 2000


                                Lease - Page 21

                                   EXHIBIT A

     Commence at the Northeast corner of the West Half of the Southwest Quarter of the Southwest Quarter of Section 22, Township 3 South, Range 16 West, according to the Plat of Bay West Estates Unit One (Bay County Plat Book 10, Page 50); thence go S 00 degrees 06'30" W along the East line of said West Half of the Southwest Quarter of the Southwest Quarter for 761.65 feet to the curved Northerly right of way line of state Road No. 30-A, said curve being concave Northerly and having a radius of 3687.83 feet; thence go Southeasterly along said curved right of way line for an arc distance of 390.00 feet (chord = 389.82 feet, chord bearing = S 63 degrees 38'58"E) to the POINT OF BEGINNING; thence go N 24 degrees 59'44" E, 208.34 feet; thence go S 65 degrees 00'26"E, 58.00 feet to point of curvature of a curve being concave Northerly and having a radius of 650.00 feet; thence go Southeasterly along said curve for an arc distance of 167.09 feet (chord = 166.63 feet, chord bearing = S 72 degrees 22'18"E); thence go S 00 degrees 06'30" W, 227.64 feet to the curved Northerly right of way line of aforesaid State Road No. 30-A; thence go Northwesterly along said curved right of way line for an arc distance of 320.00 feet (chord = 319.90 feet, chord bearing = N 69 degrees 09'53" W) to the POINT OF BEGINNING containing 1.3048 acres, more or less.